As filed with the Securities and Exchange Commission on January 6, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Semiconductor Manufacturing International Corporation

(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

No. 18 Zhangjiang Road
Pudong New Area, Shanghai 201203
People’s Republic of China
Attn: Mr. Gareth Kung, Chief Financial Officer

(Address of Principal Executive Offices) (Zip Code)

Semiconductor Manufacturing International Corporation 2014 Stock Option Plan

Semiconductor Manufacturing International Corporation 2014 Employee Stock Purchase Plan

Semiconductor Manufacturing International Corporation 2014 Equity Incentive Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue, Floor 13

New York, New York 10011-5213

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copies to:

William L. Hughes, Esq.

Eva H. Wang, Esq.

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, California 94104

Tel:  (415) 875-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share		Proposed maximum Aggregate offering price		Amount of registration fee
Ordinary shares, par value $0.0004 per share
2014 Stock Option Plan and 2014 Employee Stock Purchase Plan	3,207,377,124	$0.0749	3)	$240,232,546.59	(3)	$30,941.95
2014 Equity Incentive Plan	801,844,281	$0.0749	3)	$60,058,136.65	(3)	$7,735.49
Total	4,009,221,405	$0.0749	3)	$300,290,683.23	(3)	$38,677.44

(1)                 The Ordinary shares, par value $0.0004 per share (the “Ordinary Shares”), of the Registrant may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents 50 Ordinary Shares. Two separate Registration Statements on Form F-6 (File No. 333-112725 and File No. 333-168228) have been filed for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares.

(2)                 The amount being registered also includes an indeterminate number of Ordinary Shares which may be offered as a result of any stock splits, stock dividends and anti-dilution provisions and other terms in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)                 Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h)(1) and 457(c) under the Securities Act. The proposed maximum offering price per share, the proposed maximum aggregate offering price for 3,207,377,124 Ordinary Shares under the Registrant’s 2014 Stock Option Plan and the 2014 Employee Stock Purchase Plan and the proposed maximum aggregate offering price for 801,844,281 Ordinary Shares under the Registrant’s 2014 Equity Incentive Plan are based on $3.745 per ADS (the average of the high and low prices of the Registrant’s ADSs as reported in the New York Stock Exchange on December 27, 2013), or $0.0749 per Ordinary Share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.              Incorporation of Documents by Reference

The following documents, which have been filed with the Commission by the Registrant, are incorporated herein by reference and made a part hereof:

(a)         The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2012 filed with the Commission on April 15, 2013, as amended on December 19, 2013;

(b)         All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)          (1) The description of the Registrant’s Ordinary Shares set forth under the heading “Description of Share Capital” and “Description of American Depositary Shares” contained in the Registrant’s Registration Statement on Form F-1, as filed with the Commission on March 11, 2004 (File Number 333-112720); and

(2) The description of the Registrant’s American Depositary Shares contained in the form of Deposit Agreement (including the form of American Depositary Receipt) among the Company, JPMorgan Chase Bank, as Depositary, and all owners and beneficial owners from time to time of ADRs issued thereunder, filed as Exhibit (a) to the Registrant’s Registration Statement on Form F-6, dated March 10, 2004 (File Number 333-112725), and a new form of American Depositary Receipt among the Company, JPMorgan Chase Bank, as Depositary, and all owners and beneficial owners from time to time of ADRs issued thereunder, filed as Exhibit (a)(2) to the Registrant’s Registration Statement on Form F-6, dated July 20, 2010  (File Number 333-168228).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that, unless expressly incorporated in this Registration Statement,  documents or information deemed to have been furnished and not filed in accordance with Commission rules prior or subsequent to the date hereof shall not be deemed incorporated by reference in this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.              Description of Securities

Not applicable.

Item 5.              Interests of Named Experts and Counsel

None.

Item 6.              Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.  The Registrant’s Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such if they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the Registrant’s best interests, in a manner that was not willfully or grossly negligent, and, with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. In addition, the Registrant has entered into service contracts with each of its directors and executive officers that provide such persons with additional indemnification beyond that provided in the Registrant’s Articles of Association.

Item 7.              Exemption from Registration Claimed

Not applicable.

Item 8.              Exhibits

See attached “Index to Exhibits” list.

Item 9.              Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, People’s Republic of China on January 6, 2014.

Semiconductor Manufacturing International Corporation

By:	/s/ Dr. Tzu-Yin Chiu
Name:	Dr. Tzu-Yin Chiu
Title:	Chief Executive Officer and Executive Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Dr. Tzu-Yin Chiu, with full power of substitution, such person’s true and lawful attorney-in-fact and agent for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhang Wenyi	Chairman and Executive Director	January 6, 2014
Zhang Wenyi

/s/ Tzu-Yin Chiu	Executive Director and Chief Executive Officer (Principal Executive Officer)	January 6, 2014
Tzu-Yin Chiu

/s/ Gareth Kung	Chief Financial Officer (Principal Financial and Accounting Officer)	January 6, 2014
Gareth Kung

/s/ Gao Yonggang	Executive Director	January 6, 2014
Gao Yonggang

/s/ Chen Shanzhi	Non-Executive Director	January 6, 2014
Chen Shanzhi

/s/ Lawrence Juen-Yee Lau	Non-Executive Director	January 6, 2014
Lawrence Juen-Yee Lau

/s/Frank Meng	Independent Non-Executive Director	January 6, 2014
Frank Meng

/s/ William Tudor Brown	Independent Non-Executive Director	January 6, 2014
William Tudor Brown

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement in Shanghai, People’s Republic of China, on January 6, 2014.

SMIC AMERICAS

By:	/s/ Dr. Tzu-Yin Chiu
Name:	Dr. Tzu-Yin Chiu
Title:	Director

INDEX TO EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Exhibit
4.1

Registrant’s Eleventh Amended and Restated Articles of Association (previously filed as Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2007, filed June 27, 2008 and amended November 28, 2008 (File No. 31994) and incorporated herein by reference)

4.2

Form of Deposit Agreement (including the form of American Depositary Receipt) among the Company, JP Morgan Chase Bank, as Depositary, and all owners and beneficial owners from time to time of ADRs issued thereunder (previously filed as Exhibit (a) to the Registrant’s Registration Statement on Form F-6, dated March 10, 2004 (File No. 333-112725), and incorporated herein by reference)

5.1*	Opinion of Conyers Dill & Pearman (Cayman) Limited, Cayman Islands counsel to the Registrant, regarding the legality of the Ordinary Shares

23.1*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants Limited

23.2*	Consent of Conyers Dill & Pearman (Cayman) Limited (included in its opinion filed as Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page to the Registration Statement)

99.1*	Semiconductor Manufacturing International Corporation 2014 Stock Option Plan

99.2*	Semiconductor Manufacturing International Corporation 2014 Employee Stock Purchase Plan

99.3*	Semiconductor Manufacturing International Corporation 2014 Equity Incentive Plan

* Filed herewith.